SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 10, 2005

FEDERAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-23449	59-2935028

(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

312 West First Street
Sanford, Florida 32771

(address of principal executive offices)
Registrant’s telephone number: (407) 323-1833

ITEM 8.01.     Other Events

On February 10, 2005, Federal Trust Corporation declared a $0.03 per share cash dividend, payable on March 11, 2005, to shareholders of record on February 25, 2005, and issued a press release announcing the dividend.

ITEM 9.01.     Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

99.1     Press Release (solely furnished and not filed for purposes of Item 8.01).

Date: February 10, 2005

Federal Trust Corporation

(Registrant)

	By:	/s/ Gregory E. Smith

Gregory E. Smith
Executive Vice President and Chief Financial Officer
(407) 323-1833